Exhibit 99.1
ManTech Announces Financial Results for
First Quarter of 2022

•Revenue: $676 million, up 6.7% from the first quarter of 2022
•EBITDA Margin: 9.7%
•Diluted EPS: $0.76
•Adjusted Diluted EPS: $0.89
•Cash Flow from Operations: $34 million
•Bookings of $464 million resulting in a book-to-bill ratio of 0.7
•Reiterates 2022 guidance on all measures

HERNDON, Va., May 4, 2022 (GLOBE NEWSWIRE) – ManTech International Corporation (Nasdaq: MANT), a leading provider of innovative technologies and solutions for mission-critical national security programs, today announced financial results for the first quarter of fiscal year 2022, which ended March 31, 2022.

"In the first quarter, ManTech delivered strong operating results with solid performance across revenue, profitability measures, cash flow and bookings. The increase in the global threat environment is driving heightened focus on the importance of strategic, national capabilities to enable deterrence. ManTech has proudly supported evolving national security missions for over 50 years and remains fully committed to our customers' missions," said ManTech Chairman, Chief Executive Officer and President Kevin M. Phillips.

Summary Operating Results

	Three months ended March 31,
(In Millions Except Per Share Amounts)	2022	2021
Revenue	$675.5	$633.2
Operating Income	$43.8	$42.4
Net Income	$31.3	$32.3
Diluted EPS	$0.76	$0.79

Non-GAAP Financial Measures*
EBITDA	$65.8	$61.6
EBITDA Margin	9.7%	9.7%
Adjusted Net Income	$36.6	$36.2
Adjusted Diluted EPS	$0.89	$0.88
*Information about ManTech's use of non-GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with GAAP, is provided under "Non-GAAP Financial Measures."

Revenue was $676 million, reflecting 6.7% growth compared to the first quarter of 2021. Revenue growth was driven by a combination of acquisitions and organic expansion from contract awards.

Operating income was $43.8 million for the quarter, up 3% from the first quarter of 2021. Net income was $31.3 million and diluted earnings per share ("EPS") was $0.76, down 3% and 4% from the first quarter of 2021, respectively.

EBITDA was $65.8 million for the quarter, up 7% from the first quarter of 2021, representing an EBITDA margin of 9.7% for the quarter. Adjusted net income was $36.6 million and adjusted diluted EPS was $0.89, both up 1% from the first quarter of 2021.

Cash Management and Capital Deployment

For the quarter, cash from operations totaled $34 million. Days sales outstanding (DSO) were 63 days, an improvement of 5 days compared to the fourth quarter of 2021.

During the quarter, the Company paid $16.7 million, or $0.41 per share, as part of its regular cash dividend program to its common stockholders of record as of March 11, 2022. As of March 31, 2022, the Company had $60.3 million in cash and cash equivalents and $300.0 million of outstanding borrowings under its revolving-credit facility and delayed draw term loan facility. The Company has ample financial capacity to continue funding organic investments, pursue growth-oriented acquisitions and issue dividends while maintaining a strong balance sheet.

The Board of Directors has declared a quarterly dividend of $0.41 to be paid June 24, 2022, to all common stockholders of record as of June 10, 2022, as part of the Company's regular quarterly cash dividend program. Future declarations of dividends and their record and payment dates are subject to the final determination of ManTech's Board of Directors.

Contract Awards

Contract awards (bookings) totaled $464 million in the quarter, representing a book-to-bill ratio of 0.7. The Company's awards in the quarter primarily consisted of new contracts and extensions to existing contracts from diverse sets of customers. In the first quarter, approximately 66% of the awards were for new business. Proposal activity remains steady and the Company anticipates incremental normalization of the contract award environment in the second half of 2022.

The Company’s backlog of business at quarter end was $10.3 billion including $1.4 billion of funded backlog.

Forward Guidance

The Company is maintaining the range of its 2022 guidance for revenue, adjusted net income and adjusted diluted earnings per share as specified in the table below.

Measure	Fiscal 2022 Guidance
Revenue (million)	$2,600 - $2,700
Adjusted Net Income* (million)	$141.3 - $148.5
Adjusted Diluted EPS*	$3.42 - $3.60
*Information about ManTech's use of non-GAAP financial measures is provided under "Non-GAAP Financial Measures"

Adjusted net income and adjusted diluted EPS exclude amortization of acquired intangibles and the related tax impact. The Company does not provide a reconciliation of forward-looking adjusted net income and adjusted diluted EPS, due to the inherent difficulty of forecasting and quantifying these non-

GAAP exclusions, which are necessary for such reconciliation without unreasonable efforts. Material changes to any one of these items could have significant effect on future GAAP results.

ManTech Chief Financial Officer Judith L. Bjornaas said, "I am pleased with the steady quarterly financial performance and believe it offers a durable foundation for continued execution throughout the year."

Conference Call

ManTech executive management will hold a conference call on May 4, 2022, at 5 p.m. Eastern to discuss the financial results and outlook and answer questions. Analysts may participate on the conference call by dialing (877) 638-9567 (domestic) or (253) 237-1032 (international) and entering passcode 4163436. The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of the ManTech website (http://investor.mantech.com). A replay of the conference call will be available on the ManTech website approximately 2 hours after the conclusion of the conference call.

About ManTech International Corporation

ManTech provides mission-focused technology solutions and services for U.S. defense, intelligence community and federal civilian agencies. In business more than 50 years, we excel in full-spectrum cyber, data collection & analytics, enterprise IT, systems and software engineering solutions that support national and homeland security. Additional information about ManTech can be found at www.mantech.com.

Forward-Looking Information

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” or “estimate,” or the negative of these terms or words of similar import, are intended to identify forward-looking statements.

These forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes we anticipate. Factors that could cause actual results to differ materially from the results we anticipate include, but are not limited to, the following: failure to maintain our relationship with the U.S. government, or the failure to compete effectively for new contract awards or to retain existing U.S. government contracts; disruptions to our business resulting from the COVID-19 pandemic or other similar global health epidemics, pandemics and/or other disease outbreaks; adverse changes in U.S. government spending for programs we support, whether due to changing mission priorities, socio-economic policies or federal budget constraints generally; inability to recruit and retain a sufficient number of employees with specialized skill sets or necessary security clearances who are in great demand and limited supply; failure to compete effectively for awards procured through the competitive bidding process, and the adverse impact of delays resulting from our competitors' protest of new contracts that are awarded to us; disruptions of our business or damage to our reputation resulting from cyberattacks and other security threats; failure to obtain option awards, task orders or funding under contracts; the government renegotiating, modifying or terminating our contracts; failure to comply with, or adverse change in, complex U.S. government laws and procurement regulations; adverse results in U.S. government audits or other investigations of our government contracts; failure to successfully integrate acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; failure to mitigate risk associated with conducting business internationally; and adverse change in business conditions that may cause our investments in recorded goodwill to become impaired. These and other risk factors are more fully discussed in the section entitled "Risk Factors" in ManTech's Annual Report on Form 10-K previously filed with the Securities and Exchange Commission on Feb. 25, 2022, Item 1A of Part II of our Quarterly Reports on Form 10-Q, and, from time to time, in ManTech's other filings with the Securities and Exchange Commission.

The forward-looking statements included herein are only made as of the date of this press release, and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share and Per Share Amounts)

	(unaudited)
	March 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$60,286	$53,374
Receivables—net	471,106	476,035
Prepaid expenses	38,510	32,600
Taxes receivable—current	9,657	22,140
Other current assets	14,260	13,372
Total Current Assets	593,819	597,521
Goodwill	1,509,259	1,498,988
Other intangible assets—net	252,344	265,555
Property and equipment—net	136,104	133,297
Operating lease right of use assets	79,973	75,319
Employee supplemental savings plan assets	35,286	43,342
Investments	11,555	11,555
Other assets	15,820	13,988
TOTAL ASSETS	$2,634,160	$2,639,565
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Accounts payable	$158,973	$169,140
Accrued salaries and related expenses	124,098	129,685
Operating lease obligations—current	32,118	32,557
Contract liabilities	30,320	36,197
Accrued expenses and other current liabilities	11,691	9,649
Total Current Liabilities	357,200	377,228
Long-term debt	300,000	300,000
Deferred income taxes	170,520	174,060
Operating lease obligations—long term	69,300	63,575
Accrued retirement	29,701	36,053
Other long-term liabilities	13,142	13,229
TOTAL LIABILITIES	939,863	964,145
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 39,594,756 and 27,863,041 shares issued at March 31, 2022 and December 31, 2021; 39,350,643 and 27,618,928 shares outstanding at March 31, 2022 and December 31, 2021	396	279
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 1,596,695 and 13,176,695 shares issued and outstanding at March 31, 2022 and December 31, 2021	16	132
Additional paid-in capital	570,871	566,573
Treasury stock, 244,113 and 244,113 shares at cost at March 31, 2022 and December 31, 2021	(9,158)	(9,158)
Retained earnings	1,132,457	1,117,867
Accumulated other comprehensive loss	(285)	(273)
TOTAL STOCKHOLDERS' EQUITY	1,694,297	1,675,420
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,634,160	$2,639,565

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In Thousands Except Per Share Amounts)

	(unaudited) Three months ended March 31,
	2022	2021
REVENUE	$675,545	$633,224
Cost of services	575,971	542,717
General and administrative expenses	55,736	48,086
OPERATING INCOME	43,838	42,421
Interest expense	(2,242)	(354)
Interest income	53	40
Other income (expense), net	112	(121)
INCOME FROM OPERATIONS BEFORE INCOME TAXES AND EQUITY METHOD INVESTMENTS	41,761	41,986
Provision for income taxes	(10,420)	(9,657)
Equity in losses of unconsolidated subsidiaries	—	(1)
NET INCOME	$31,341	$32,328
BASIC EARNINGS PER SHARE:
Class A common stock	$0.77	$0.80
Class B common stock	$0.77	$0.80
DILUTED EARNINGS PER SHARE:
Class A common stock	$0.76	$0.79
Class B common stock	$0.76	$0.79

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(unaudited) Three months ended March 31,
	2022	2021
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:
Net income	$31,341	$32,328
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	21,951	19,152
Noncash lease expense	7,473	8,023
Stock-based compensation expense	3,918	3,443
Deferred income taxes	(2,136)	1,462
Contract loss reserve	(527)	—
Bad debt expense	(14)	(999)
Change in assets and liabilities—net of effects from acquired businesses:
Receivables-net	3,220	(26,823)
Prepaid expenses	(7,822)	(3,960)
Taxes receivable—current	12,259	7,629
Other current assets	1,759	1,295
Employee supplemental savings plan asset	3,056	(358)
Other assets	(2,221)	(2,051)
Accounts payable	(10,420)	(19,862)
Accrued salaries and related expenses	(6,518)	(3,015)
Contract liabilities	(6,351)	(6,386)
Accrued expenses and other current liabilities	1,712	(4,963)
Operating lease obligations	(9,692)	(8,941)
Accrued retirement	(6,352)	(3,750)
Other	(160)	(404)
Net cash flow from (used in) operating activities	34,476	(8,180)
CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES:
Purchases of property and equipment	(16,204)	(17,854)
Proceeds from corporate owned life insurance	5,000	—
Net cash used in investing activities	(11,204)	(17,854)
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
Dividends paid	(16,741)	(15,388)
Proceeds from exercise of stock options	4,010	3,142
Payment consideration to tax authority on employee's behalf	(3,629)	(2,489)
Borrowings under credit facility	2,000	131,000
Repayments under credit facility	(2,000)	(124,500)
Net cash from used in financing activities	(16,360)	(8,235)
NET CHANGE IN CASH AND CASH EQUIVALENTS	6,912	(34,269)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	53,374	41,193
CASH AND CASH EQUIVALENTS, END OF PERIOD	$60,286	$6,924

Non-GAAP Financial Measures (Unaudited)

To supplement the review of ManTech's consolidated financial statements presented on a GAAP basis, the Company has provided non-GAAP calculations of certain financial measures. ManTech uses and refers to EBITDA, EBITDA margin, adjusted net income and adjusted EPS, all of which are non-GAAP financial measures. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the comparable GAAP measures.

ManTech’s management believes that these non-GAAP financial measures provide additional useful information regarding the Company’s operational and financial results. These non-GAAP financial measures eliminate the effect of non-cash items such as depreciation of tangible assets and amortization of intangible assets primarily recognized in business combinations as well as the effect of discrete tax items, which we do not believe are indicative of our core operating performance. These non-GAAP financial measures are considered important and frequently utilized by investors and financial analysts covering ManTech’s industry. The Company’s computation of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies, thus limiting their use for comparability.

The following tables present selected financial data, including the reconciliation of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP.

EBITDA is calculated by excluding depreciation and amortization expense, interest expense, interest income, other expense, income taxes and equity in losses of unconsolidated subsidiaries from net income.

EBITDA margin is calculated by dividing EBITDA by revenue.

	Three months ended March 31,
(In Thousands)	2022	2021
NET INCOME	$31,341	$32,328
Equity in losses (earnings) of unconsolidated subsidiaries	—	1
Provision for income taxes	10,420	9,657
INCOME FROM OPERATIONS BEFORE INCOME TAXES AND EQUITY METHOD INVESTMENTS	$41,761	$41,986
Other expense (income), net	(112)	121
Interest income	(53)	(40)
Interest expense	2,242	354
Depreciation and amortization	21,951	19,152
EBITDA	$65,789	$61,573
EBITDA Margin	9.7%	9.7%

Adjusted net income is calculated by excluding the following items and the related tax impacts from net income: (i) amortization of acquired intangible assets; and (ii) discrete tax items.

Adjusted diluted EPS is calculated by dividing adjusted net income by the diluted weighted average number of shares outstanding.

	Three months ended March 31,
(In Thousands Except Per Share Amounts)	2022	2021
NET INCOME	$31,341	$32,328
Amortization of acquired intangibles	6,946	4,994
Adjustments for tax effect	(1,737)	(1,149)
ADJUSTED NET INCOME	$36,550	$36,173

ADJUSTED DILUTED EPS
Class A common stock	$0.89	$0.88
Class B common stock	$0.89	$0.88
Note: Figures may not add due to rounding.

Investor Relations	Media
Stephen Vather	Sheila Blackwell
VP, M&A and Investor Relations	VP, Enterprise Marketing & Communications
(703) 218-6093	(301) 717-7345
Stephen.Vather@ManTech.com	Sheila.Blackwell@ManTech.com